Exhibit 5.1

April 30, 2020	Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-7932 United States Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com

Capital Senior Living Corporation

14160 Dallas Parkway, Suite 300

Dallas, Texas 75254

Ladies and Gentlemen:

We have acted as counsel to Capital Senior Living Corporation, a Delaware corporation (the “Company”), and Capital Senior Living Properties, Inc., a Texas corporation (the “Guarantor”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate amount of: (i) debt securities of the Company (“Debt Securities”) consisting of senior notes, subordinated notes, debentures or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for Preferred Stock or Common Stock (both as defined below); (ii) common stock, par value $0.01 per share, of the Company (“Common Stock”); (iii) preferred stock, par value $0.01 per share, of the Company (“Preferred Stock” and, together with Common Stock, “Company Stock”), in one or more series, which may be convertible into or exchangeable for Debt Securities or Common Stock; (iv) depositary shares representing an interest in a fractional share or multiple shares of Preferred Stock (“Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), which may be convertible into or exchangeable for Common Stock, Preferred Stock or Debt Securities; (vi) rights to purchase Common Stock, Preferred Stock or Warrants (“Rights”), which may be convertible into or exchangeable for Common Stock, Preferred Stock or Warrants; (vii) purchase contracts obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specific or varying number of Debt Securities, Company Stock, Depositary Shares, Warrants or any combination thereof (“Purchase Contracts”); (viii) units that include Debt Securities, Company Stock, Warrants, Rights, Purchase Contracts or any combination thereof (“Units”); and (ix) guarantees of the Debt Securities by the Guarantor (“Guarantees”), having an aggregate initial offering price not to exceed $150,000,000, and each on terms to be determined at the time of its offering. In this letter, we refer to the Debt Securities, Company Stock, Depositary Shares, Warrants, Rights, Purchase Contracts, Units and Guarantees collectively as the “Securities.”

We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this letter is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus (each, a “Prospectus Supplement”) contained in the Registration Statement. Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Prospectus.

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP, Norton Rose Fulbright South Africa (incorporated as Deneys Reitz, Inc.), each of which is a separate legal entity, are members of Norton Rose Fulbright Verein, a Swiss Verein. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients.

April 30, 2020 Page 2

In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Second Amended and Restated Bylaws (the “Bylaws”); (iii) the Guarantor’s Articles of Incorporation (the “Guarantor Articles of Incorporation”) and Bylaws (the “Guarantor Bylaws”); (iv) resolutions of the Board of Directors of the Company (the “Board”) relating to the Registration Statement; (v) the form of senior indenture and the form of subordinated indenture filed as exhibits to the Registration Statement; and (vi) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions expressed in this letter. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions expressed in this letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records, and other documents and writings, we have made no independent investigation of such facts and we have relied in certain cases upon certificates and other communications of officers and employees of the Company and the Guarantor without further investigation as to the facts set forth in such certificates and communications.

In connection with rendering the opinions expressed in this letter, we have assumed that:

(i)    all information contained in all documents reviewed by us is true and correct;

(ii)    all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so;

(iii)    all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the authentic originals of those documents and all documents examined by us are duly authorized, executed and delivered by the parties thereto (other than the Company and the Guarantor);

(iv)    the Certificate of Incorporation, Bylaws, Guarantor Articles of Incorporation and Guarantor Bylaws will not have been amended in any manner that would affect any legal conclusion set forth in this letter, and any certificate of designations in respect of Preferred Stock will be in conformity therewith and with applicable law;

(v)    the consideration paid for any shares of Company Stock will comply with the Delaware General Corporation Law (the “DGCL”), as applicable, and any successor statute(s);

(vi)    the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(vii)    a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

(viii)    all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(ix)    with respect to Securities to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase,

April 30, 2020 Page 3

placement, agency, underwriting or similar agreement with respect to any Securities or, with respect to Securities to be sold by the Company or the Guarantor, as applicable, directly to investors in privately negotiated transactions, the form, terms and conditions of such agreement with respect to such Securities, will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company and the Guarantor);

(x)    in the case of Debt Securities of any series and Guarantees, (A) the applicable indenture relating to Debt Securities (the “Debt Securities Indenture”) and any supplemental indenture thereto will be duly authorized, executed and delivered by the parties thereto (other than the Company and the Guarantor); (B) each person signing the Debt Securities Indenture and any supplemental indenture thereto will have the legal capacity and authority to do so; (C) the Debt Securities Indenture, and, if applicable, any supplemental indenture relating to the Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (D) the Board will have taken all necessary corporate action to approve the issuance of Debt Securities of such series and to establish the terms of such series of Debt Securities, and will have caused, in conformity with the Debt Securities Indenture, a supplemental indenture or officers’ certificate attaching the resolutions of the Board setting forth the terms of such series of Debt Securities to be duly authorized, executed and delivered by the parties thereto; (E) the Board of Directors of the Guarantor (the “Guarantor Board”) will have taken all necessary corporate action to approve the issuance of the Guarantees; (F) the Debt Securities will have been validly executed, delivered and authenticated by the Trustee; and (G) none of the Debt Securities Indenture, any supplemental indenture relating to the Debt Securities or any other instrument representing or setting forth the terms of such series of Debt Securities or Guarantees will include any provision that is unenforceable, the terms of such series of Debt Securities and Guarantees and of their issuance and sale will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor, as applicable, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and the Guarantor;

(xi)    in the case of shares of Common Stock, the Board will have taken all necessary corporate action to approve the issuance of the Common Stock;

(xii)    in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations with respect to such series to be prepared and filed with the Secretary of State of the State of Delaware, and the terms of such series will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(xiii)    in the case of Warrants, (A) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (B) such warrant agreement will have been duly executed and delivered by the warrant agent thereunder appointed by the Company; (C) each person signing such warrant agreement will have the legal capacity and authority to do so; (D) neither such Warrants nor such warrant agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (E) the terms of such Warrants and such warrant agreement and the issuance and sale of the

April 30, 2020 Page 4

Warrants will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (F) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered by the parties thereto (other than the Company) in accordance with the provisions of such warrant agreement;

(xiv)    in the case of Rights, (A) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Rights and the issuance of the Securities to be issued pursuant thereto and to approve the rights or subscription agreement relating thereto; (B) such rights or subscription agreement will have been duly executed and delivered by the rights or subscription agent thereunder appointed by the Company; (C) each person signing such rights or subscription agreement will have the legal capacity and authority to do so; (D) neither such Rights nor such rights or subscription agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (E) the terms of such Rights and such rights or subscription agreement and the issuance and sale of the Rights will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (F) such Rights or certificates representing such Rights will have been duly executed, countersigned, registered and delivered by the parties thereto (other than the Company) in accordance with the provisions of such rights or subscription agreement;

(xv)    certificates representing shares of Company Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, by the parties thereto (other than the Company) in each case in accordance with the provisions of the Certificate of Incorporation and Bylaws;

(xvi)    there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise issued or reserved for issuance;

(xvii)    the purchase price for Company Stock payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

(xviii)    in the case of Depositary Shares, any depositary agreement with respect to the Depositary Shares will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and each person signing such depositary agreement will have the legal capacity and authority to do so;

(xix)    at the time of execution, countersignature, issuance and delivery of the Purchase Contracts and Unit agreements, such Purchase Contracts and Unit agreements will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company and the Guarantor) and each person signing such Purchase Contracts and Unit agreements will have the legal capacity and authority to do so; and

April 30, 2020 Page 5

(xx)    any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.    With respect to the Common Stock, when (a) the Company has taken all necessary action to approve the issuance of the Common Stock, the terms of the offering and related matters and (b) the Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Common Stock will be validly issued, fully paid and nonassessable.

2.    With respect to the Preferred Stock, when (a) the Company has taken all necessary action to approve the issuance of the Preferred Stock, the terms of the offering and related matters, including the adoption of a certificate of designations relating to any Preferred Stock and the filing of the certificate of designations with the Secretary of State of the State of Delaware, and (b) the Preferred Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Preferred Stock will be validly issued, fully paid and nonassessable.

3.    With respect to the Debt Securities and Guarantees, when (a) the applicable indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Company and the Guarantor, as applicable, have taken all necessary action to approve the issuance and terms of the Debt Securities and Guarantees; (c) the terms of the Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and the Guarantor; and (d) the Debt Securities and Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and the Guarantor Board, as applicable, then the Debt Securities and, if applicable, the Guarantees will be validly issued and will constitute valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, as applicable, in accordance with their terms.

4.    With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (b) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed and delivered in

April 30, 2020 Page 6

accordance with the applicable warrant agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    With respect to the Rights, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof, and related matters; (b) a rights or subscription agreement and any other agreements relating to the Rights have been duly authorized and validly executed and delivered by the Company and the rights or subscription agent appointed by the Company; and (c) the Rights or certificates representing the Rights have been duly executed and delivered in accordance with the applicable rights or subscription agreement, any other agreements relating to the Rights, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Rights will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.    With respect to the Depositary Shares, when (a) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law; (b) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters; (c) the deposit agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the parties thereto; and (d) the Preferred Stock that is represented by the Depositary Shares has been duly issued and delivered to the depository, and depositary receipts evidencing the Depositary Shares have been duly issued against the deposit of Preferred Stock in accordance with the deposit agreement, then the depositary receipts will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the depositary receipts and the deposit agreement.

7.    With respect to the Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof, and related matters; (b) a purchase agreement for the Purchase Contracts has been duly authorized and validly executed and delivered by the parties thereto; and (c) the Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Purchase Contracts will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms.

8.    With respect to the Units, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering thereof, and related matters; (b) a unit agreement for the Units has been duly authorized and validly executed and delivered by the parties thereto; and (c) the Units have been duly executed and delivered in accordance with the unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Units will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms.

April 30, 2020 Page 7

Our opinions in paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws relating to or affecting creditors’ rights.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the senior indenture, subordinated indenture or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (b) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (c) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of Delaware, the State of Texas and the State of New York, the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and applicable federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign.

We express no opinion as to any matter other than as set forth in this letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this letter, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP